Exhibit 99.1
News Release
FIS Reports Third Quarter 2015 Results

•	Revenue of $1.6 billion

•	EPS from continuing operations of $0.62, or $0.90 on an adjusted basis

•	$73 million returned to shareholders through dividends

JACKSONVILLE, Fla., November 3, 2015 - FIS™ (NYSE:FIS), a global leader in banking and payments technology as well as consulting and outsourcing solutions, today reported that third quarter revenue was $1.6 billion, down two percent on a reported basis from the prior year quarter and up three percent on a constant currency basis. GAAP net earnings from continuing operations attributable to common stockholders was $177 million, or $0.62 per diluted share, compared to $152 million, or $0.53 per diluted share in the prior year quarter.

Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders was $255 million for the quarter, or $0.90 per share. Third quarter 2015 non-GAAP adjusted net earnings from continuing operations excludes acquisition-related purchase price amortization of $0.12 per share, acquisition, integration and severance costs of $0.12 per share, and the divestiture of its gaming assets of $0.03 per share. Adjusted EBITDA increased to $530 million in the third quarter 2015, up nine percent from $488 million in the prior year quarter, while adjusted EBITDA margin expanded 320 basis points to 33.6 percent from 30.4 percent in the prior year quarter.

“In a difficult macro-economic environment, we delivered earnings growth in-line with our expectations," said Gary Norcross, president and chief executive officer, FIS. “Additionally, our announced strategic acquisition of SunGard, combining our global delivery scale and proven track record of integrating acquired assets, clearly aligns with our long-term growth and performance goals and we believe this will be a long-term value creator for FIS.”

For the nine months ended September 30, 2015, GAAP revenue was $4.7 billion. GAAP net earnings from continuing operations attributable to common stockholders increased to $533 million, or $1.87 per diluted share, from $488 million, or $1.69 per diluted share, in the prior year period. Adjusted net earnings attributable to common stockholders increased to $2.29 per diluted share from $2.23 per diluted share in the prior year period. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

The following is a review of third quarter 2015 results by segment:

•	Integrated Financial Solutions:

Revenue on a reported basis grew one percent to $971 million from $964 million in the third quarter 2014. Adjusted EBITDA increased to $408 million from $386 million in the third quarter 2014, while adjusted EBITDA margin expanded 200 basis points to 42.0 percent compared to 40.0 percent in the prior year period.

•	Global Financial Solutions:

On a reported basis, revenue decreased five percent to $609 million from $642 million in the third quarter 2014. Revenue increased six percent on a constant currency basis. Adjusted EBITDA increased eleven percent to $157 million from $141 million in the third quarter of 2014, while adjusted EBITDA margin expanded 380 basis points to 25.8 percent compared to 22.0 percent in the prior year period.

•	Corporate/Other:

GAAP corporate costs totaled $128 million in the third quarter 2015 compared to $110 million in the prior year quarter. Corporate costs, as adjusted, totaled $35 million in the third quarter 2015 compared to $39 million in the prior year quarter. Interest expense, net of interest income, decreased to $36 million from $38 million in the third quarter 2014, reflecting lower costs resulting from previous debt refinancing activities. The effective GAAP tax rate was 36 percent, or 33 percent on an adjusted basis.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $442 million as of September 30, 2015, while debt outstanding totaled $5.0 billion.

Net cash provided by operations year-to-date was $698 million and adjusted cash flow from operations was $828 million. Year-to-date capital expenditures totaled $306 million, resulting in free cash flow of $522 million for the first nine months of 2015.

The company paid shareholder dividends of $73 million in the third quarter of 2015.

Webcast

FIS will host a webcast on November 3, 2015, to discuss third quarter 2015 results beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS’ Investor Relations web site, and a telephone replay will be available through November 17, 2015 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 363923. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include constant currency revenue, adjusted revenue, EBITDA, adjusted EBITDA and adjusted EBITDA margin, adjusted net earnings from continuing operations (including per share amounts), adjusted cash flow from operations and free cash flow.

Constant currency revenue is reported revenue excluding the impact of fluctuations in foreign currency exchange rates in the current year. Growth in revenue presented for 2015 year to date on a constant currency basis reflects a comparison of constant currency revenue for 2015 against 2014 adjusted revenue.

Adjusted revenue (2014) includes reported revenue and is increased by $9 million for a negotiated contract cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contractual performance obligation, under GAAP the cash settlement revenue is amortized in this circumstance over the remaining relationship with the reseller.

EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA excludes certain costs and other transactions which management deems non-recurring or unusual in nature, the removal of which improves comparability of operating results across reporting periods.

Adjusted net earnings from continuing operations excludes the after tax impact of certain costs and other transactions which management deems non-recurring or unusual in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the after tax impact of acquisition related amortization which is recurring.

Adjusted net earnings per diluted share, or adjusted EPS, is equal to adjusted net earnings divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-recurring or unusual in nature and not indicative of future operating cash flows.

Free cash flow is adjusted operating cash flow less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com.

About FIS

FIS is a global leader in banking and payments technology as well as consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs approximately 42,000 people worldwide and holds leadership positions in payment processing and banking solutions. Providing software, services and outsourcing of the technology that drives financial institutions, FIS is 426 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow us on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, and the anticipated costs and benefits resulting from the realignment of the Company’s organizational structure and its change in reportable segments, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•
the occurrence of any event, change or other circumstances that could give rise to modifications of or the termination of the pending Merger Agreement between us and SunGard, a Delaware corporation, under which we have agreed to acquire SunGard and its subsidiaries through a series of mergers (the “Mergers”);

•	the inability to complete the Mergers due to the failure to obtain stockholder approvals or the failure to satisfy other conditions to the closing of the Mergers;

•	the failure of the Mergers to be completed for any other reason;

•	legal or regulatory proceedings or other matters that affect the timing or ability to complete the Mergers as contemplated;

•	the risk that the proposed Mergers disrupt current plans and operations;

•	the effects of the Mergers on our financial results;

•	potential difficulties in employee retention as a result of the Mergers;

•	disruption from the Mergers, making it difficult to maintain business and operational relationships;

•	the risk that the businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from the Mergers may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our and SunGard’s solutions;

•	failures to adapt solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our and SunGard’s systems, including those relating to the unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our and SunGard’s software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our and SunGard’s solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our or SunGard’s major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information for SunGard Stockholders

In connection with the proposed transactions, FIS filed, and the SEC declared effective on October 22, 2015, a Registration Statement on Form S-4 that includes a consent solicitation statement of SunGard that also constitutes a prospectus of FIS. STOCKHOLDERS OF SUNGARD ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS FILED WITH THE SEC BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The consent solicitation statement/prospectus, Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from FIS at www.fisglobal.com or by emailing info.investorrelations@fisglobal.com. Investors and security holders may also read and copy any reports, statements and other information filed by FIS with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For More Information:

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Corporate Finance and Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
November 3, 2015

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2015 and 2014

Exhibit B	Consolidated Balance Sheets - Unaudited as of September 30, 2015 and December 31, 2014

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2015 and 2014

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and nine months ended September 30, 2015 and 2014

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and nine months ended September 30, 2015 and 2014

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

				Exhibit A

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Processing and services revenues	$1,578.8	$1,605.3	$4,720.4	$4,724.7
Cost of revenues	1,021.3	1,074.5	3,160.6	3,211.4
Gross profit	557.5	530.8	1,559.8	1,513.3
Selling, general and administrative expenses	219.2	207.1	719.4	593.8
Operating income	338.3	323.7	840.4	919.5
Other income (expense):
Interest expense, net	(35.6)	(37.7)	(108.8)	(120.7)
Other income (expense), net	(21.2)	(54.8)	129.5	(56.5)
Total other income (expense), net	(56.8)	(92.5)	20.7	(177.2)
Earnings from continuing operations before income taxes	281.5	231.2	861.1	742.3
Provision for income taxes	100.0	72.1	314.2	233.7
Earnings from continuing operations, net of tax	181.5	159.1	546.9	508.6
Earnings (loss) from discontinued operations, net of tax	(1.7)	(1.2)	(7.0)	(4.3)
Net earnings	179.8	157.9	539.9	504.3
Net earnings attributable to noncontrolling interest	(4.6)	(7.4)	(13.6)	(20.5)
Net earnings attributable to FIS common stockholders	$175.2	$150.5	$526.3	$483.8
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.63	$0.54	$1.89	$1.71
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	(0.01)	—	(0.02)	(0.02)
Net earnings per share-basic attributable to FIS common stockholders *	$0.62	$0.53	$1.87	$1.69
Weighted average shares outstanding-basic	280.4	283.1	281.5	285.5
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.62	$0.53	$1.87	$1.69
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	(0.01)	—	(0.02)	(0.01)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.62	$0.52	$1.85	$1.67
Weighted average shares outstanding-diluted	283.8	287.0	285.0	289.3
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$176.9	$151.7	$533.3	$488.1
Earnings (loss) from discontinued operations, net of tax	(1.7)	(1.2)	(7.0)	(4.3)
Net earnings attributable to FIS common stockholders	$175.2	$150.5	$526.3	$483.8

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$441.5	$492.8
Settlement deposits	309.2	393.9
Trade receivables, net	1,125.1	1,126.4
Settlement receivables	239.9	153.7
Other receivables	24.5	31.5
Due from Brazilian venture partner	29.7	33.6
Prepaid expenses and other current assets	186.8	167.0
Deferred income taxes	79.6	67.4
Assets held for sale	—	6.8
Total current assets	2,436.3	2,473.1
Property and equipment, net	481.0	483.3
Goodwill	8,761.5	8,877.6
Intangible assets, net	1,053.9	1,268.0
Computer software, net	902.1	893.4
Deferred contract costs, net	238.4	213.2
Other noncurrent assets	314.6	311.9
Total assets	$14,187.8	$14,520.5

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$722.3	$730.3
Settlement payables	555.9	558.4
Deferred revenues	273.5	279.4
Current portion of long-term debt	13.4	13.1
Due to Brazilian venture partner	9.0	13.3
Liabilities held for sale	—	4.4
Total current liabilities	1,574.1	1,598.9
Long-term debt, excluding current portion	4,957.0	5,054.6
Deferred income taxes	843.9	874.4
Due to Brazilian venture partner	23.1	29.6
Deferred revenues	27.9	26.1
Other long-term liabilities	165.5	245.4
Total liabilities	7,591.5	7,829.0
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.9	3.9
Additional paid in capital	7,408.5	7,336.8
Retained earnings	3,053.1	2,746.8
Accumulated other comprehensive earnings (loss)	(261.4)	(107.2)
Treasury stock $0.01 par value	(3,683.3)	(3,423.6)
Total FIS stockholders’ equity	6,520.8	6,556.7
Noncontrolling interest	75.5	134.8
Total equity	6,596.3	6,691.5
Total liabilities and equity	$14,187.8	$14,520.5

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net earnings	$539.9	$504.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	464.3	466.1
Amortization of debt issue costs	6.7	15.2
Gain on sale of assets	(149.5)	—
Stock-based compensation	58.8	40.5
Deferred income taxes	(41.2)	(14.2)
Excess income tax benefit from exercise of stock options	(21.0)	(24.2)
Other operating activities, net	3.7	15.7
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(34.0)	(53.1)
Settlement activity	7.4	(30.7)
Prepaid expenses and other assets	(19.1)	(24.2)
Deferred contract costs	(85.3)	(63.4)
Deferred revenue	(3.9)	15.8
Accounts payable, accrued liabilities and other liabilities	(29.3)	(160.7)
Net cash provided by operating activities	697.5	687.1

Cash flows from investing activities:
Additions to property and equipment	(106.0)	(110.5)
Additions to computer software	(199.7)	(162.1)
Proceeds from sale of assets	240.7	—
Acquisitions, net of cash acquired and equity investments	(16.8)	(133.6)
Other investing activities, net	(0.5)	7.5
Net cash used in investing activities	(82.3)	(398.7)

Cash flows from financing activities:
Borrowings	4,662.0	6,089.1
Repayment of borrowings and capital lease obligations	(4,762.4)	(5,586.3)
Debt issuance costs	(2.6)	(7.9)
Excess income tax benefit from exercise of stock options	21.0	24.2
Proceeds from exercise of stock options	45.5	41.3
Treasury stock activity	(307.7)	(506.2)
Dividends paid	(219.5)	(205.7)
Distribution to Brazilian Venture partner	(23.6)	(34.8)
Other financing activities, net	(24.0)	(21.8)
Net cash used in financing activities	(611.3)	(208.1)

Effect of foreign currency exchange rate changes on cash	(55.2)	(16.0)

Net (decrease) increase in cash and cash equivalents	(51.3)	64.3
Cash and cash equivalents, at beginning of period	492.8	547.5
Cash and cash equivalents, at end of period	$441.5	$611.8

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended September 30, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$970.7	$609.1	$(1.0)	$1,578.8
Operating income (loss)	$348.9	$116.9	$(127.5)	$338.3
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	—	—	35.6	35.6
Purchase price amortization	—	0.1	50.6	50.7
Non-GAAP operating income (loss)	348.9	117.0	(41.3)	424.6
Depreciation and amortization from continuing operations	58.7	40.2	6.8	105.7
Adjusted EBITDA	$407.6	$157.2	$(34.5)	$530.3

Non-GAAP operating margin	35.9%	19.2%	N/M	26.9%

Adjusted EBITDA margin	42.0%	25.8%	N/M	33.6%

	Three months ended September 30, 2014
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$963.6	$642.2	$(0.5)	$1,605.3
Operating income (loss)	$331.5	$101.8	$(109.6)	$323.7
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	—	—	7.2	7.2
Purchase price amortization	—	—	54.0	54.0
Non-GAAP operating income (loss)	331.5	101.8	(48.4)	384.9
Depreciation and amortization from continuing operations	54.3	39.5	9.2	103.0
Adjusted EBITDA	$385.8	$141.3	$(39.2)	$487.9

Non-GAAP operating margin	34.4%	15.9%	N/M	24.0%

Adjusted EBITDA margin	40.0%	22.0%	N/M	30.4%

Total revenue growth from prior year period
Three months ended September 30, 2015	0.7%	(5.2)%	N/M	(1.7)%

(1)See note (1) to exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

			Exhibit D (continued)

	Nine months ended September 30, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,908.5	$1,814.9	$(3.0)	$4,720.4
Operating income (loss)	$996.3	$245.3	$(401.2)	$840.4
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	—	—	59.2	59.2
Global restructure (2)	—	—	44.6	44.6
Purchase price amortization	—	0.1	150.6	150.7
Non-GAAP operating income (loss)	996.3	245.4	(146.8)	1,094.9
Depreciation and amortization from continuing operations	168.0	124.5	21.1	313.6
Adjusted EBITDA	$1,164.3	$369.9	$(125.7)	$1,408.5

Non-GAAP operating margin	34.3%	13.5%	N/M	23.2%

Adjusted EBITDA margin	40.0%	20.4%	N/M	29.8%

	Nine months ended September 30, 2014
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,869.5	$1,856.3	$(1.1)	$4,724.7
Non-GAAP adjustments:
Contract settlement (3)	9.0	—	—	9.0
Adjusted processing and services revenue	$2,878.5	$1,856.3	$(1.1)	$4,733.7
Operating income (loss)	$977.4	$254.8	$(312.7)	$919.5
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	—	—	7.2	7.2
Contract settlement (3)	9.0	—	—	9.0
Purchase price amortization	—	0.1	162.8	162.9
Non-GAAP operating income (loss)	986.4	254.9	(142.7)	1,098.6
Depreciation and amortization from continuing operations	159.5	117.7	26.0	303.2
Adjusted EBITDA	$1,145.9	$372.6	$(116.7)	$1,401.8

Non-GAAP operating margin	34.3%	13.7%	N/M	23.2%

Adjusted EBITDA margin	39.8%	20.1%	N/M	29.6%

Total adjusted revenue growth from prior year period
Nine months ended September 30, 2015	1.0%	(2.2)%	N/M	(0.3)%

(1)See note (1) to exhibit E.
(2)See note (3) to exhibit E.
(3)See note (5) to exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CONSTANT CURRENCY REVENUE — UNAUDITED
(In millions)

				Exhibit D (continued)

	Three months ended September 30,
	2015			2014
			Constant		Constant
			Currency		Currency
	Revenue	FX	Revenue	Revenue	Growth
Integrated Financial Solutions	$970.7	$0.3	$971.0	$963.6	0.8%
Global Financial Solutions	609.1	70.9	680.0	642.2	5.9%
Corporate and Other	(1.0)	—	(1.0)	(0.5)	N/M
Total processing and services revenue	$1,578.8	$71.2	$1,650.0	$1,605.3	2.8%

	Nine months ended September 30,
	2015			2014
			Constant		Constant
			Currency		Currency
	Revenue	FX	Revenue	Revenue (1)	Growth
Integrated Financial Solutions	$2,908.5	$1.6	$2,910.1	$2,878.5	1.1%
Global Financial Solutions	1,814.9	178.7	1,993.6	1,856.3	7.4%
Corporate and Other	(3.0)	(0.3)	(3.3)	(1.1)	N/M
Total processing and services revenue	$4,720.4	$180.0	$4,900.4	$4,733.7	3.5%

(1)	As adjusted. See note (5) to exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Nine months ended
	September 30, 2015	September 30, 2015
Net cash provided by operating activities	$255.0	$697.5
Non-GAAP adjustments:
Capco acquisition related payments (1)	4.8	36.2
Severance payments (2)	6.5	21.0
Tax payment for Gaming sale (3)	65.7	65.7
SunGard acquisition expenses (4)	14.5	14.5
Settlement activity	(36.9)	(7.4)
Adjusted cash flows from operations	309.6	827.5
Capital expenditures	(87.1)	(305.7)
Free cash flow	$222.5	$521.8

	Three months ended	Nine months ended
	September 30, 2014	September 30, 2014
Net cash provided by operating activities	$208.0	$687.1
Non-GAAP adjustments:
Capco acquisition related payments (1)	2.7	32.8
Bond premium payment (5)	29.5	29.5
Settlement activity	46.5	30.7
Adjusted cash flows from operations	286.7	780.1
Capital expenditures	(86.0)	(272.6)
Free cash flow	$200.7	$507.5

(1)
Adjusted cash flow from operations for the three and nine months ended September 30, 2015 and 2014 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)	Adjusted cash flow from operations for the three and nine months ended September 30, 2015 excludes certain severance payments, net of the related tax impact.

(3)
Adjusted cash flow from operations excludes the third quarter tax payment related to the gain on the sale of check warranty contracts in the gaming industry, which was recognized during the second quarter.

(4)	Adjusted cash flow from operations excludes cash payments associated with the Company's planned acquisition of SunGard, net of the related tax impact.

(5)	Free cash flow for the three and nine months ended September 30, 2014 is adjusted for the one time bond premium payment on our 2020 senior notes that were redeemed in July 2014.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Net earnings from continuing operations attributable to FIS	$176.9	$151.7	$533.3	$488.1
Plus provision for income taxes	100.0	72.1	314.2	233.7
Interest expense, net	35.6	37.7	108.8	120.7
Other, net	25.8	62.2	(115.9)	77.0

Operating income	338.3	323.7	840.4	919.5
Non-GAAP adjustments:
Acquisition, integration and severance (1)	35.6	7.2	59.2	7.2
Global restructure (2)	—	—	44.6	—
Contract settlement (3)	—	—	—	9.0
Purchase price amortization	50.7	54.0	150.7	162.9

Non-GAAP operating income	424.6	384.9	1,094.9	1,098.6

Depreciation and amortization from continuing operations	105.7	103.0	313.6	303.2
Adjusted EBITDA	$530.3	$487.9	$1,408.5	$1,401.8

(1)See note (1) to exhibit E.
(2)See note (3) to exhibit E.
(3)See note (5) to exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended September 30, 2015
		Acquisition,
		Integration,
		and	Sale of		Purchase
		Severance	Gaming		Price
	GAAP	Costs (1)	Contracts (2)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$1,578.8	$—	$—	$1,578.8	$—	$1,578.8
Cost of revenues	1,021.3	—	—	1,021.3	(50.7)	970.6
Gross profit	557.5	—	—	557.5	50.7	608.2
Selling, general and administrative expenses	219.2	(35.6)	—	183.6	—	183.6
Operating income	338.3	35.6	—	373.9	50.7	424.6
Other income (expense):
Interest income (expense), net	(35.6)	—	—	(35.6)	—	(35.6)
Other income (expense), net	(21.2)	17.0	1.0	(3.2)	—	(3.2)
Total other income (expense)	(56.8)	17.0	1.0	(38.8)	—	(38.8)
Earnings (loss) from continuing operations before income taxes	281.5	52.6	1.0	335.1	50.7	385.8
Provision for income taxes	100.0	17.6	(8.1)	109.5	17.0	126.5
Earnings (loss) from continuing operations, net of tax	181.5	35.0	9.1	225.6	33.7	259.3
Earnings (loss) from discontinued operations, net of tax (7)	(1.7)	—	—	(1.7)	—	(1.7)
Net earnings (loss)	179.8	35.0	9.1	223.9	33.7	257.6
Net (earnings) loss attributable to noncontrolling interest	(4.6)	—	—	(4.6)	—	(4.6)
Net earnings (loss) attributable to FIS common stockholders	$175.2	$35.0	$9.1	$219.3	$33.7	$253.0

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$176.9	$35.0	$9.1	$221.0	$33.7	$254.7
Earnings (loss) from discontinued operations, net of tax (7)	(1.7)	—	—	(1.7)	—	(1.7)
Net earnings (loss) attributable to FIS common stockholders	$175.2	$35.0	$9.1	$219.3	$33.7	$253.0

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.62	$0.12	$0.03	$0.78	$0.12	$0.90
Weighted average shares outstanding — diluted	283.8	283.8	283.8	283.8	283.8	283.8

Effective tax rate	36%					33%

Supplemental information:
Depreciation and amortization				$156.4	(50.7)	$105.7

Stock compensation expense						$23.0
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Nine months ended September 30, 2015
		Acquisition,
		Integration,
		and	Sale of			Purchase
		Severance	Gaming	Global		Price
	GAAP	Costs (1)	Contracts (2)	Restructure (3)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$4,720.4	$—	$—	$—	$4,720.4	$—	$4,720.4
Cost of revenues	3,160.6	—	—	—	3,160.6	(150.7)	3,009.9
Gross profit	1,559.8	—	—	—	1,559.8	150.7	1,710.5
Selling, general and administrative expenses	719.4	(59.2)	—	(44.6)	615.6	—	615.6
Operating income	840.4	59.2	—	44.6	944.2	150.7	1,094.9
Other income (expense):
Interest income (expense), net	(108.8)	—	—	—	(108.8)	—	(108.8)
Other income (expense), net	129.5	17.0	(139.4)	—	7.1	—	7.1
Total other income (expense)	20.7	17.0	(139.4)	—	(101.7)	—	(101.7)
Earnings (loss) from continuing operations before income taxes	861.1	76.2	(139.4)	44.6	842.5	150.7	993.2
Provision for income taxes	314.2	25.4	(76.7)	14.6	277.5	50.1	327.6
Earnings (loss) from continuing operations, net of tax	546.9	50.8	(62.7)	30.0	565.0	100.6	665.6
Earnings (loss) from discontinued operations, net of tax (7)	(7.0)	—	—	—	(7.0)	—	(7.0)
Net earnings (loss)	539.9	50.8	(62.7)	30.0	558.0	100.6	658.6
Net (earnings) loss attributable to noncontrolling interest	(13.6)	—	—	—	(13.6)	—	(13.6)
Net earnings (loss) attributable to FIS common stockholders	$526.3	$50.8	$(62.7)	$30.0	$544.4	$100.6	$645.0

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$533.3	$50.8	$(62.7)	$30.0	$551.4	$100.6	$652.0
Earnings (loss) from discontinued operations, net of tax (7)	(7.0)	—	—	—	(7.0)	—	(7.0)
Net earnings (loss) attributable to FIS common stockholders	$526.3	$50.8	$(62.7)	$30.0	$544.4	$100.6	$645.0

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.87	$0.18	$(0.22)	$0.11	$1.93	$0.35	$2.29
Weighted average shares outstanding — diluted	285.0	285.0	285.0	285.0	285.0	285.0	285.0

Effective tax rate	36%						33%

Supplemental information:
Depreciation and amortization					$464.3	(150.7)	$313.6

Stock compensation expense							$58.8
* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended September 30, 2014
		Acquisition
		Integration
		and			Purchase
		Severance	Refinance		Price
	GAAP	Costs (1)	Costs (4)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$1,605.3	$—	$—	$1,605.3	$—	$1,605.3
Cost of revenues	1,074.5	—	—	1,074.5	(54.0)	1,020.5
Gross profit	530.8	—	—	530.8	54.0	584.8
Selling, general and administrative expenses	207.1	(7.2)	—	199.9	—	199.9
Operating income	323.7	7.2	—	330.9	54.0	384.9
Other income (expense):
Interest income (expense), net	(37.7)	—	—	(37.7)	—	(37.7)
Other income (expense), net	(54.8)	16.2	35.4	(3.2)	—	(3.2)
Total other income (expense)	(92.5)	16.2	35.4	(40.9)	—	(40.9)
Earnings (loss) from continuing operations before income taxes	231.2	23.4	35.4	290.0	54.0	344.0
Provision for income taxes	72.1	7.3	11.0	90.4	16.8	107.2
Earnings (loss) from continuing operations, net of tax	159.1	16.1	24.4	199.6	37.2	236.8
Earnings (loss) from discontinued operations, net of tax (7)	(1.2)	—	—	(1.2)	—	(1.2)
Net earnings (loss)	157.9	16.1	24.4	198.4	37.2	235.6
Net (earnings) loss attributable to noncontrolling interest	(7.4)	—	—	(7.4)	—	(7.4)
Net earnings (loss) attributable to FIS common stockholders	$150.5	$16.1	$24.4	$191.0	$37.2	$228.2

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$151.7	$16.1	$24.4	$192.2	$37.2	$229.4
Earnings (loss) from discontinued operations, net of tax (7)	(1.2)	—	—	(1.2)	—	(1.2)
Net earnings (loss) attributable to FIS common stockholders	$150.5	$16.1	$24.4	$191.0	$37.2	$228.2

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.53	$0.06	$0.09	$0.67	$0.13	$0.80
Weighted average shares outstanding — diluted	287.0	287.0	287.0	287.0	287.0	287.0

Effective tax rate	31%					31%

Supplemental information:
Depreciation and amortization				$157.0	(54.0)	$103.0

Stock compensation expense						$13.9
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Nine months ended September 30, 2014
		Acquisition
		Integration
		and				Purchase
		Severance	Refinance	Contract		Price
	GAAP	Costs (1)	Costs (4)	Settlement (5)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$4,724.7	$—	$—	$9.0	$4,733.7	$—	$4,733.7
Cost of revenues	3,211.4	—	—	—	3,211.4	(162.9)	3,048.5
Gross profit	1,513.3	—	—	9.0	1,522.3	162.9	1,685.2
Selling, general and administrative expenses	593.8	(7.2)	—	—	586.6	—	586.6
Operating income	919.5	7.2	—	9.0	935.7	162.9	1,098.6
Other income (expense):
Interest income (expense), net	(120.7)	—	—	—	(120.7)	—	(120.7)
Other income (expense), net	(56.5)	16.2	35.4	—	(4.9)	—	(4.9)
Total other income (expense)	(177.2)	16.2	35.4	—	(125.6)	—	(125.6)
Earnings (loss) from continuing operations before income taxes	742.3	23.4	35.4	9.0	810.1	162.9	973.0
Provision for income taxes	233.7	7.3	11.0	3.0	255.0	51.5	306.5
Earnings (loss) from continuing operations, net of tax	508.6	16.1	24.4	6.0	555.1	111.4	666.5
Earnings (loss) from discontinued operations, net of tax (7)	(4.3)	—	—	—	(4.3)	—	(4.3)
Net earnings (loss)	504.3	16.1	24.4	6.0	550.8	111.4	662.2
Net (earnings) loss attributable to noncontrolling interest	(20.5)	—	—	—	(20.5)	—	(20.5)
Net earnings (loss) attributable to FIS common stockholders	$483.8	$16.1	$24.4	$6.0	$530.3	$111.4	$641.7

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$488.1	$16.1	$24.4	$6.0	$534.6	$111.4	$646.0
Earnings (loss) from discontinued operations, net of tax (7)	(4.3)	—	—	—	(4.3)	—	(4.3)
Net earnings (loss) attributable to FIS common stockholders	$483.8	$16.1	$24.4	$6.0	$530.3	$111.4	$641.7

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.69	$0.06	$0.08	$0.02	$1.85	$0.39	$2.23
Weighted average shares outstanding — diluted	289.3	289.3	289.3	289.3	289.3	289.3	289.3

Effective tax rate	31%						32%

Supplemental information:
Depreciation and amortization					$466.1	(162.9)	$303.2

Stock compensation expense							$40.5
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and nine months ended September 30, 2015 and 2014.

The adjustments are as follows:

(1)	This column represents non-recurring transaction and other costs, including integration activities, related to acquisitions and other severance costs.

(2)
This column represents gain on the sale of check warranty contracts and other assets in the gaming industry. The sale did not meet the standard necessary to be reported as discontinued operations and, therefore, the gain and related prior period earnings remain reported within earnings from continuing operations. The income tax adjustment for the three months ended September 30, 2015 represents the current quarter tax rate impact of the gain recorded earlier in the year.

(3)
The Global Restructure column represents severance costs incurred in connection with the reorganization and streamlining of operations in our Global Financial Solutions segment in order to focus on growth and specific market demands of clientele in that market.

(4)	This column represents the write-off of certain previously capitalized debt issuance costs and the payment of a $29.5 million bond premium associated with the early redemption of certain debt.

(5)
The revenue adjustment in this column represents a cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contract performance obligation, revenue is amortized in this circumstance over the remaining relationship with the reseller.

(6)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(7)
During the 2015 and 2014 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. The table below outlines the components of discontinued operations for the periods presented, net of tax. During the second quarter of 2014, management committed to a plan to sell our primary business operations in China because they do not align with our strategic plans. The activity for Fidelity National Participacoes Ltda. ("Participacoes"), our former item processing and remittance services business in Brazil, relates to the ongoing settlement of labor claims as a result of the dismissal of employees in that business.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

China business line	$(0.3)	$0.2	$(3.9)	$(2.0)
Participacoes	(1.4)	(1.4)	(3.1)	(2.3)
Total discontinued operations	$(1.7)	$(1.2)	$(7.0)	$(4.3)